MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                       PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1A, Amendment #1, of PlaceToRent.com,Inc., of our report dated June 2, 2008 on our audit of the financial statements of PlaceToRent.com,Inc. as of April 30, 2008, December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period ended April 30, 2008, and the years ended December 31, 2007 and December 31, 2006 and since inception on May 26, 2006 through April 30, 2008, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1A, Amendment #1, of PlaceToRent.com,Inc., of our report dated October 27, 2008 on our review of the financial statements of PlaceToRent.com,Inc. as of September 30, and the related statements of operations, stockholders’ equity and cash flows for the three-month and nine-month period ended September 30, 2008 and September 30, 2007 and since inception on May 26, 2006 through September 30, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
November 24, 2008

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501